Exhibit (a)(5)(v)
DCS Announces Final Results of In-Kind Tender Offer and Schedule of In-Kind Proceeds to be Distributed

Lisle, IL – January 19, 2010 – (NYSE: DCS) Claymore Dividend & Income Fund (the “Fund”), today announced that, in accordance with its in-kind tender offer (the “Offer”) to repurchase up to 4,085,947 of its issued and outstanding common shares of beneficial interest (“Common Shares”), representing approximately 45% of its issued and outstanding Common Shares, which expired at 11:59 p.m. EST on Monday, January 4, 2010, the Fund has accepted 4,085,893 properly tendered shares, representing approximately 45% of the Fund’s Common Shares outstanding, at a price per Common Share of approximately $16.24 (the “Repurchase Price”). The total value of assets of the Fund to be distributed in payment for such properly tendered Common Shares accepted in the Offer based on the Repurchase Price is approximately $66.36 million.

4,595,592 Common Shares were properly tendered in the Offer. In accordance with the terms of the Offer, the Fund is repurchasing shares on a pro-rata basis, disregarding fractions, from all tendering shareholders, with the exception of Common Shares tendered by shareholders who owned not more than 99 Common Shares and who properly tendered all such Common Shares, which the Fund will purchase in full in accordance with the terms of the Offer. Accordingly, on a pro rata basis, except as noted above, approximately 88.91% of the Common Shares properly tendered by each shareholder who tendered their Common Shares has been accepted for payment.

The Fund released today the aggregate schedule of in-kind proceeds to be distributed in connection with the Offer. The market value of each of the distributable assets listed below may increase or decrease before the actual receipt by shareholders of the distributable assets. The Fund delivered the distributable assets on January 15, 2010 to brokers whose customers tendered shares in the Offer through the Depository Trust Company (“DTC”). The Fund will distribute cash in lieu of any fractional share of a security that is not distributed due to rounding. Shareholders are encouraged to consult their own tax advisers with respect to the tax consequences of a sale of Common Shares pursuant to the Offer, including potential tax consequences in jurisdictions where the shareholder is a citizen, resident or domiciliary.

Schedule of In-Kind Proceeds
Security Name	CUSIP	Par/Shares	Market Value ($)
TIME WARNER 7.7% 5/01/32	00184AAG0	135,000	$161,717.60
AU OPTRONICS CORPORATION ADR	2255107	8,647	$111,373.36
ABBOTT LABS	2824100	21,103	$1,149,269.38
AETNA INC. 6.75% 12/15/37	00817YAG3	206,000	$215,720.30
ALCOA INC. 6.75% 7/15/18	013817AS0	125,000	$131,698.02
ALTRIA GROUP INC.	02209S103	35,211	$696,825.69
AMERICAN EXPRESS AXP VAR 9/1/66	025816AU3	58,000	$53,848.48
AMERICAN EXPRESS CO.	025816BB4	206,000	$246,631.47
AMERICAN INT’L GROUP 5.375% 10/18/11	02687QBE7	212,000	$213,776.08
ANADARKO 8.70% 3/15/19	032511BC0	200,000	$254,502.25
ANALOG DEVICES INC.	32654105	5,105	$161,675.35
ASTRAZENECA PLC ADR	46353108	26,101	$1,237,448.41
AUTOMATIC DATA PROCESSING	53015103	9,224	$395,063.92
AVALONBAY COMMUNITIES 6.1% 3/15/20	05348EAN9	84,000	$87,568.66
AVERY-DENNISON CORPORATION	53611109	1,652	$60,876.20
AVON PRODUCTS, INC.	54303102	4,228	$135,803.36
BP AMOCO PLC ADR	55622104	38,350	$2,268,402.50
BANK OF AMERICA 8% 12/29/49	060505DR2	57,000	$57,180.69
BEMIS COMPANY	81437105	1,652	$49,576.52
BHP BILLITON LTD.	88606108	25,014	$1,990,363.98
BIOVAIL CORPORATION	09067J109	1,574	$23,106.32
BOSTON PROPERTIES 5.875% 10/15/19	10112RAQ7	89,000	$90,698.74
BRASIL TELECOM SA ADR	10553M101	3,382	$102,136.40
BRISTOL-MYERS SQUIBB CO.	110122108	34,207	$876,725.41
CRH PLC SPONSORED ADR	12626K203	4,374	$122,690.70
CSX CORPORATION 6% 10/1/36	126408GH0	201,000	$201,884.37
CAMDEN PROPERTY 5.7% 5/15/17	133131AQ5	94,000	$89,527.10
CAMPBELL SOUP CO.	134429109	5,089	$172,364.43
CATERPILLAR INC.	149123101	6,177	$361,663.35
CATERPILLAR 7.15% 2/15/19	14912L4E8	135,000	$160,148.71
CENOVUS ENERGY INC.	15135U109	7,657	$203,676.20
CENTURYTEL INC.	156700106	976	$35,780.16
CHEVRON CORPORATION	166764100	26,418	$2,088,607.08
CHUNGHWA TELECOM CO. ADR	17133Q403	9,177	$172,527.60
CITIGROUP 8.5% 5/22/19	172967EV9	214,000	$252,197.45
COCA-COLA COMPANY	191216100	37,555	$2,142,137.20
COMCAST CORPORATION 6.55% 7/1/39	20030NAY7	206,000	$216,199.23
CEMIG SA SPONSORED ADR	204409601	3,491	$64,339.13
CIA SIDERURGICA SPONSORED ADR	20440W105	7,844	$260,185.48
CIA DE SANEAMENTO BAS ADR	20441A102	2,008	$80,139.28
CONOCOPHILLIPS	20825C104	24,274	$1,276,326.92
CORNING INC 6.625% 5/15/19	219350AS4	128,000	$141,402.05
DPL INC.	233293109	1,081	$29,781.55
DIAGEO PLC SPONSORED ADR	25243Q205	10,715	$744,371.05
WALT DISNEY CO. 7% 3/1/32	25468PBW5	208,000	$248,619.54
R.R. DONNELLEY & SONS CO.	257867101	3,526	$80,075.46
DOVER CORPORATION	260003108	1,796	$76,078.56
DOW CHEMICAL	260543103	18,502	$539,888.36
E.I. DU PONT DE NEMOURS	263534109	16,917	$579,576.42
EASTMAN CHEMICAL CO.	277432100	1,318	$81,386.50
EATON CORP.	278058102	2,777	$178,616.64
EMBRAER AIRCRAFT CORP. ADR	29081M102	1,796	$41,721.08
EMERSON ELECTRIC CO.	291011104	14,374	$623,112.90
ENCANA CORP.	292505104	7,657	$261,869.40
ENERPLUS RESOURCES	29274D604	1,673	$39,449.34
EXELON GENERATION 6.2% 10/1/17	30161MAE3	209,000	$227,787.80
FANNIE MAE 5.375% PREFERRED	313586810	131	$393,000.00
FEDERATED INVESTORS INC.	314211103	1,827	$51,156.00
FEDEX CORP. 8% 1/15/2019	31428XAR7	197,000	$244,313.06
FORTUNE BRANDS INC.	349631101	2,513	$109,039.07
FORTUNE BRANDS 6.625% 7/15/28	349631AG6	205,000	$200,352.80
GE CAPITAL CORP. 6.375% 11/15/67	36962G3M4	26,000	$23,142.71
GE CAPITAL CORP. 6.75% 3/15/32	36962GXZ2	208,000	$217,710.23
GENERAL MILLS INC.	370334104	4,374	$310,116.60
GENUINE PARTS COMPANY	372460105	2,726	$103,942.38
GLAXOSMITHKLINE PLC ADR	37733W105	42,893	$1,843,112.21
GOLDMAN SACHS 6.75% 10/1/37	38141GFD1	201,000	$211,330.19
GOLDMAN SACHS CAP. II 5.793% 12/29/49	381427AA1	60,000	$47,428.24
GREIF BROS CORP.	397624107	387	$21,571.38
HCP INC. 6.7% 1/30/18	40414LAA7	89,000	$89,575.12
HARSCO CORP.	415864107	771	$25,867.05
HEINZ (H.J.) CO.	423074103	5,253	$225,038.52
HELLENIC TELCOMMUNICATIONS ORG. ADR	423325307	17,287	$128,961.02
HERSHEY CO.	427866108	4,096	$148,357.12
HOME DEPOT, INC.	437076102	32,342	$927,245.14
HOME DEPOT 5.875% 12/16/36	437076AS1	206,000	$199,613.13
HONEYWELL INT'L INC.	438516106	7,302	$294,635.70
HUBBELL INC. (CLASS B)	443510201	846	$40,447.26
HUGHES NETWORK 9.5% 4/15/14	444433AF3	126,000	$133,385.02
ILLINOIS TOOL WORKS	452308109	9,216	$447,621.12
INTEL CORP.	458140100	96,489	$2,014,690.32
INT’L FLAVORS & FRAGRANCES	459506101	1,146	$48,143.46
INT’L GAME TECHNOLOGY 7.5% 6/15/19	459902AR3	206,000	$224,463.30
INT’L PAPER 7.5% 8/15/21	460146CE1	199,000	$229,424.37
INVERNESS MEDICAL INNOVATION 9% 5/15/16	46126PAF3	211,000	$219,440.00
JPMORGAN CHASE 7.9% 4/49	46625HHA1	58,000	$60,812.65
JPMORGAN CHASE 6.3% 4/23/19	46625HHL7	204,000	$230,610.98
JOHNSON & JOHNSON	478160104	28,804	$1,863,042.72
JOHNSON CONTROLS INC.	478366107	6,356	$176,696.80
KELLOGG COMPANY	487836108	5,512	$291,198.96
KIMBERLY CLARK	494368103	7,221	$464,093.67
KOHL'S CORPORATION 6.875% 12/15/37	500255AQ7	206,000	$234,575.39
PHILIPS ELECTRONICS	500472303	8,300	$255,889.00
KRAFT FOODS INC.	50075N104	14,495	$397,597.85
LEGGETT AND PLATT INC.	524660107	2,888	$59,232.88
ELI LILLY & CO.	532457108	19,702	$705,725.64
LIMITED BRANDS INC.	532716107	6,228	$120,262.68
LINEAR TECHNOLOGY CORP.	535678106	3,955	$122,367.70
LORILLARD INC.	544147101	1,589	$129,535.28
LUBRIZOL CORPORATION	549271104	1,145	$85,520.05
MDU RESOURCES GROUP	552690109	2,911	$69,602.01
MAGYAR TELECOM TELE SPONSORED ADR	559776109	3,779	$73,388.18
MARATHON OIL CORP.	565849106	7,067	$226,921.37
MARSH & MCLENNAN CO.	571748102	7,881	$172,357.47
MASCO CORPORATION	574599106	7,189	$102,730.81
MATTEL INC.	577081102	6,306	$126,056.94
MAXIM INTEGRATED PRODUCTS	57772K101	2,789	$57,146.61
MCCORMICK & COMPANY	579780206	1,732	$62,871.60
MCDONALD'S CORPORATION	580135101	21,327	$1,338,909.06
MCGRAW-HILL COMPANIES	580645109	5,706	$191,778.66
MERCK & CO. INC.	58933Y105	36,071	$1,334,987.71
MICROCHIP TECHNOLOGY INC.	595017104	3,250	$94,835.00
NATIONAL FUEL GAS COMPANY	636180101	1,437	$72,798.42
NORDSTROM INC.	655664100	2,301	$87,253.92
NORFOLK SOUTHERN CORP.	655844108	3,536	$185,958.24
NORTHROP GRUMMAN CORP.	666807102	3,298	$187,491.30
NUCOR CORP.	670346105	3,297	$157,563.63
ORACLE CORPORATION 6.125% 7/8/39	68389XAH8	126,000	$136,191.23
PPG INDUSTRIES INC.	693506107	3,110	$188,466.00
PARTNER COMM. ADR	70211M109	2,633	$54,081.82
PAYCHEX INC.	704326107	6,553	$201,963.46
PEARSON PLC SPONSORED ADR	705015105	7,128	$102,571.92
PENN WEST ENERGY TRUST	707885109	4,755	$86,065.50
J.C. PENNEY CO.	708160106	2,383	$64,722.28
PENTAIR INC.	709631105	1,329	$44,362.02
PEPSICO INC.	713448108	29,221	$1,789,494.04
PFIZER INC.	717081103	96,620	$1,829,016.60
PHILIP MORRIS INTERNATIONAL	718172109	19,830	$978,610.50
PHILIPPINE LONG DISTANCE SPONSORED ADR	718252604	1,857	$106,944.63
PINNACLE ENTERTAINMENT 7.5% 6/15/15	723456AG4	214,000	$200,446.68
PITNEY-BOWES INC.	724479100	4,099	$93,949.08
PLUM CREEK TIMBER COMPANY INC.	729251108	2,368	$90,220.80
PUBLIC SERVICE ENTERPRISE	744573106	9,245	$310,909.35
RPM INTERNATIONAL, INC.	749685103	1,142	$23,970.58
REPSOL YPF SA SPONSORED ADR	76026T205	16,657	$452,903.83
RIO TINTO PLC ADR	767204100	3,459	$775,196.49
ROCKWELL AUTOMATION INC.	773903109	1,454	$69,399.42
ROYAL DUTCH SHELL PLC ADR	780259206	33,381	$2,081,305.35
SARA LEE CORP.	803111103	14,547	$178,928.10
SASOL LTD SPONSORED ADR	803866300	6,603	$275,675.25
SIMON PROPERTY GROUP 10.35% 4/1/19	828807CA3	62,000	$79,671.24
JM SMUCKER CO.	832696405	1,294	$80,460.92
SNAP-ON INC.	833034101	815	$34,930.90
SONOCO PRODUCTS	835495102	1,836	$55,171.80
SOUTHWEST AIRLINES CO.	844741AX6	208,000	$203,572.63
SOUTHWESTERN ELECTRIC 6.45% 1/15/19	845437BK7	126,000	$139,037.66
STANLEY WORKS	854616109	1,431	$75,428.01
STEEL DYNAMICS INC.	858119100	1,675	$30,635.75
SUNOCO INC.	86764P109	1,190	$32,927.30
SYSCO CORPORATION	871829107	10,986	$308,706.60
TAIWAN SEMICONDUCTOR ADR	874039100	90,691	$1,050,201.78
TELECOM NEW ZEALAND SPONSORED ADR	879278208	6,952	$64,375.52
TELEFONOS DE MEXICO ADR	879403780	9,015	$153,976.20
TENARIS SA ADR	88031M109	6,181	$274,003.73
TEXTRON INC 7.25% 10/1/19	883203BQ3	126,000	$133,389.90
THOMSON REUTERS CORP.	884903105	11,375	$371,166.25
3M CO.	88579Y101	12,912	$1,071,954.24
TOTAL SA SPONSORED ADR	8.92E+113	31,979	$2,106,776.52
UNITED PARCEL SERVICE (CLASS B)	911312106	18,992	$1,104,954.56
UNITEDHEALTH 6.5% 6/15/37	91324PAX0	206,000	$205,039.22
VF CORPORATION	918204108	2,066	$151,603.08
WGL HOLDINGS INC.	92924F106	454	$15,354.28
WADDELL & REED FINANCIAL	930059100	1,100	$34,397.00
WASTE MAGEMENT INC.	94106L109	17,002	$580,788.32
WASTE MANAGEMENT INC. 7.375% 3/11/19	94106LAU3	200,000	$235,841.84
WEATHERFORD 9.625% 3/1/19	947075AF4	199,000	$255,078.96
WELLPOINT 5.95% 12/15/34	94973VAH0	198,000	$188,440.64
WELLS FARGO 7.98% 2/28/49	949746PM7	58,000	$59,849.22
WHIRLPOOL CORPORATION	963320106	768	$62,937.60
WILLIAMS COMPANIES, INC.	969457100	15,580	$336,683.80
COOPER INDUSTRIES (CLASS A)	G24140108	3,357	$144,149.58
INGERSOLL-RAND PLC	G47791101	3,092	$112,085.00
INVESCO LTD	G491BT108	3,862	$90,139.08
SCOTTISH RE GROUP (PREFERRED)	G73537402	103,638	$544,099.50
TYCO INTERNATIONAL LTD	H89128104	4,104	$148,852.08
TYCO ELECTRONICS LTD	H8912P106	4,381	$109,656.43
CELLCOM ISRAEL LTD	M2196U109	901	$29,579.83

The Offer is not part of a plan to liquidate the Fund. Shareholder participation was not mandatory as shareholders can continue to purchase and sell Common Shares in cash transactions on the New York Stock Exchange.

Claymore Advisors, LLC, an affiliate of Claymore Securities, Inc., serves as the Fund’s Investment Adviser. Claymore Securities, Inc. is a privately-held financial services company offering unique investment solutions for financial advisors and their valued clients. Claymore entities have provided supervision, management or servicing on approximately $15.2 billion in assets, as of December 31, 2009. Claymore currently offers closed-end funds, unit investment trusts and exchange-traded funds. Registered investment products are sold by prospectus only and investors should read the prospectus carefully before investing.

Manning & Napier Advisors, Inc. serves as the Fund’s Investment Sub-Adviser. Manning & Napier has been a registered investment adviser since 1970. For more than 35 years, Manning & Napier has focused on managing clients’ investments through a variety of market conditions, including five bear markets. The firm managed approximately $19 billion for individuals, corporations, defined benefit pension plans, 401(k) choice plans, Taft-Hartley accounts, endowments, foundations and municipal retirement plans as of June 30, 2009. It remains an employee-owned firm, with 100% of the firm owned by full-time employees.

There can be no assurance that the Fund will achieve its investment objectives. The net asset value of the Fund will fluctuate with the value of the underlying securities. It is important to note that closed-end funds trade on their market value, not net asset value, and closed-end funds often trade at a discount to their net asset value. Past performance is not indicative of future performance. An investment in the Fund is subject to certain risks and other considerations. Such risks and considerations include, but are not limited to: Investment Risk, Equity Risk, Preferred Securities Risk, Income Risk, “Value Investing” Risk, Interest Rate Risk, Inflation Risk, Lower-Grade Securities Risk, Foreign Securities Risk, Derivatives Risk, Illiquid Securities Risk, Fund Distribution Risk, Market Discount Risk, Industry Concentration Risk, Other Investment Companies Risk, Non-Diversified Status Risk, Financial Leverage Risk, Management Risk, Current Developments Risk, Anti-Takeover Provisions, and Market Disruption Risk and AMPS Risk.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Fund carefully before they invest. For this and more information, please contact a securities representative or Claymore Securities, Inc., 2455 Corporate West Drive, Lisle, Illinois 60532, 800-345-7999.

Press and Analyst Inquiries:
William T. Korver
Claymore Securities, Inc.
cefs@claymore.com
630-505-3700

Member FINRA/SIPC (1/10)

NOT FDIC-INSURED | NOT BANK-GUARANTEED | MAY LOSE VALUE